Exhibit n.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of our report dated September 12, 2013, relating to the financial statements of StoneCastle Financial Corp. appearing in the Prospectus, which is part of such Registration Statement.

We also consent to the reference to our Firm under the caption “Independent Registered Public Accounting Firm” in such Registration Statement.

Roseland, New Jersey

October 18, 2013